For period ending
December 31, 2013
Exhibit 77O
File number
811-21328
Exhibit 77Q1

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund Name:
SMA Relationship Trust - Series T
Name of Adviser or Sub-Adviser:
UBS Global Asset Management (Americas) Inc.
1. Issuer:
Sempra Energy 4.05% due 12/01/2023
2. Date of Purchase:
11/19/2013
3. Date Offering Commenced:
11/19/2013

4. Underwriter(s) from whom purchased:
Bank of America/Merrill Lynch Financial Ctr
5. "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:
$20,231,995 firmwide
7. Aggregate principal amount or total number of shares of offering:
498,325,000
8. Purchased price (net of fees and expenses):
$99.665
9. Initial public offering prices:
$99.665
10. Commission, spread or profit:
0.65%
11. Have the following conditions been satisfied?
YES
NO
a.
The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b.
The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c.
The securities purchased at a price not more than the price paid by each other purchaser in the offering.
X

d.
The underwriting was a firm commitment underwriting.
X

e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f.
The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g.
The amount of such securities purchased by the Fund an all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h.
No Affiliated Underwriter benefited directly or indirectly from the purchase.
X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:
/s/VBranamir Petranovic II

Date:
11/26/2013
Print Name:
Branamir Petranovic

For period ending
December 31, 2013
Exhibit 77O
File number
811-21328
Exhibit 77Q1

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund Name:
SMA Relationship Trust - Series S
Name of Adviser or Sub-Adviser:
Manulife Asset Management
1. Issuer:
Sprouts Farmers Markets, Inc.
2. Date of Purchase:
08/01/2013
3. Date Offering Commenced:
08/01/2013

4. Underwriter(s) from whom purchased:
Goldman Sachs
5. "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:
1,092
7. Aggregate principal amount or total number of shares of offering:
18.5M
8. Purchased price (net of fees and expenses):
$18.00
9. Initial public offering prices:
$18.00
10. Commission, spread or profit:
$0.99
11. Have the following conditions been satisfied?
YES
NO
a.
The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b.
The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c.
The securities purchased at a price not more than the price paid by each other purchaser in the offering.
X

d.
The underwriting was a firm commitment underwriting.
X

e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f.
The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g.
The amount of such securities purchased by the Fund an all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h.
No Affiliated Underwriter benefited directly or indirectly from the purchase.
X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:
/s/JPaul Donahue

Date:
10/10/2013
Print Name:
Paul Donahue

For period ending
December 31, 2013
Exhibit 77O
File number
811-21328
Exhibit 77Q1

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund Name:
SMA Relationship Trust - Series S
Name of Adviser or Sub-Adviser:
Manulife Asset Management (US)
1. Issuer:
Fireeye, Inc.
2. Date of Purchase:
09/19/2013
3. Date Offering Commenced:
09/19/2013

4. Underwriter(s) from whom purchased:
Morgan Stanley
5. "Affiliated Underwriter" managing or participating in syndicate:
UBS Securities LLC
6. Aggregate principal amount or number of shares purchased:
4,076
7. Aggregate principal amount or total number of shares of offering:
15.175M
8. Purchased price (net of fees and expenses):
$20.00
9. Initial public offering prices:
$20.00
10. Commission, spread or profit:
$1.40
11. Have the following conditions been satisfied?
YES
NO
a.
The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b.
The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c.
The securities purchased at a price not more than the price paid by each other purchaser in the offering.
X

d.
The underwriting was a firm commitment underwriting.
X

e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f.
The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g.
The amount of such securities purchased by the Fund an all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h.
No Affiliated Underwriter benefited directly or indirectly from the purchase.
X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:
/s/Paul Donahue

Date:
10/10/2013
Print Name:
Paul Donahue

SMA Relationship Trust